UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2013

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

2013 ADA-ES Loan and Security Agreement

On September 19, 2013, ADA-ES, Inc. (“ADA”), as borrower, and Advanced Emissions Solutions, Inc. (“ADES”), as guarantor, entered into a 2013 Loan and Security Agreement, together with various related agreements (hereafter collectively the “Line of Credit”) with a local Colorado bank. ADA, a wholly owned subsidiary of ADES, may borrow, repay and re-borrow funds up to the facility limit of $10 million and the Line of Credit is available until September 20, 2014. The Line of Credit will support ADA’s working capital and letter of credit needs for its rapidly growing Emission Control business. Borrowings under the Line of Credit are secured by certain amounts due to ADA from certain specified Refined Coal leases (the “RC Leases”) of Clean Coal Solutions, LLC (“Clean Coal”), a consolidated subsidiary in which ADA owns a 42.5% interest.

Covenants in the Line of Credit include a borrowing base limitation determined based on a percentage of the net present value of ADA’s portion of payments due to Clean Coal from the RC Leases. Amounts outstanding under the Line of Credit will bear interest payable monthly at a rate per annum equal to the greater of 5% or the U.S. prime lending rate as published in the Wall Street Journal plus 1%. The Line of Credit also contains other affirmative and negative covenants and customary indemnification obligations of ADA to the lender and provides for the issuance of Letters of Credit provided that the aggregate amount of the Letters of Credit plus all advances then outstanding does not exceed the calculated borrowing base. ADES is guaranteeing all of the obligations and agreements of ADA under the Line of Credit.

2013 CCSS Revolving Credit and Security Agreement

On September 26, 2013, Clean Coal Solutions Services, LLC (“CCSS”), an unconsolidated entity in which ADA owns a 50% interest, as borrower, entered into a 2013 Revolving Credit and Security Agreement (the “Agreement”) with a local Colorado bank. Subject to certain terms and conditions as specified in the Agreement, the maximum borrowing under the Agreement is $5 million and consists of a general $1 million revolver arrangement for working capital purposes and two separate $2 million credit facilities to fund, if applicable, CCSS’s indemnification obligations for any demonstrated boiler damage at two specified power plants. Loans under the Agreement are secured by substantially all assets of CCSS, and funds under the Agreement are available until October 15, 2014. Amounts outstanding under the Agreement will bear interest payable monthly at a rate per annum equal to the greater of 5% or the U.S. prime lending rate as published in the Wall Street Journal plus 1%. The Agreement also contains certain affirmative and negative covenants and customary indemnification obligations of CCSS to the lender and includes a borrowing base limitation for the general revolver arrangement of 75% of the total amount of all eligible accounts receivable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2013

Advanced Emissions Solutions, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer